                                                                    Exhibit a(7)

                     CERTIFICATE AND INSTRUMENT OF AMENDMENT

                                     TO THE

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                     CREDIT SUISSE CAPITAL APPRECIATION FUND

      The undersigned, being the Secretary of Credit Suisse Capital Appreciation Fund, a Massachusetts business trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by section
9.3 of the Agreement and Declaration of Trust, dated as of January 20, 1987, as amended to date (as so amended, the "Declaration of Trust"), and by the affirmative vote of a majority of the Trustees at a meeting duly held on February 12, 2002, the Trustees of the Trust duly adopted the following amendments:

            FIRST: Section 7.4 of the Declaration of Trust is hereby amended and restated in its entirety as follows:

            Section 7.4. Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the Trustees may fix a date and time not more than ninety (90) nor fewer than ten (10) days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action even though he has since that date and time disposed of his Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

            SECOND: The first sentence of Section 4.2 of the Declaration of Trust is hereby amended and restated in its entirety as follows:

            Special Meetings of Trustees may be held from time to time, in each case, upon the call of such officers as may be thereunto authorized by the By-Laws or vote of the Trustees, or by any two

            (2) Trustees, or pursuant to a vote of the Trustees adopted at a duly constituted meeting of the Trustees, and upon such notice as shall be provided in the By-Laws.

            THIRD: The third sentence of Section 4.2 of the Declaration of Trust is hereby amended and restated in its entirety as follows:

            Except as otherwise provided by the 1940 Act or other applicable law, or by this Declaration of Trust or the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees within or without Massachusetts. One-third (but not fewer than two unless there be only one Trustee) of the members of the entire Board of Trustees shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at the meeting.

      IN WITNESS WHEREOF, the undersigned has executed this certificate on the 17th day of June, 2002.


                                                     /s/Hal Liebes
                                                     -------------
                                                     Name:  Hal Liebes
                                                     Title: Secretary


                                 ACKNOWLEDGMENT

STATE OF New York               )

                                ) ss.

COUNTY OF New York              )

                                                                   June 17, 2002

      Then personally appeared the above-named Hal Liebes and acknowledged the foregoing instrument to be his free act and deed.

       Before me,

                                              /s/Joseph A. Messing
                                              ----------------------------------

                                              Notary Public

                                              JOSEPH A. MESSING

                                              Notary Public, State of New York

                                              No. 5002535

                                              Qualified in Westchester County

                                              Commission Expires October 5, 2002


                                              My commission expires: _______


                                       3